Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

January 6, 2021

Antero Resources Corporation

1615 Wynkoop Street

Denver, Colorado 80202

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the inclusion or incorporation by reference of information taken from our report of third party dated January 21, 2020, with respect to the estimated proved reserves of Antero Resources Corporation as of December 31, 2019, in the form and context in which they appear in or are incorporated into the Registration Statement on Form S-3 (the “Registration Statement”) and the related prospectus that is a part thereof. We further consent to the reference to this firm under the heading “EXPERTS” in the Registration Statement and related prospectus.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716